Exhibit 10.3

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been entered into by and between the purchaser set forth on the Omnibus Signature Page hereof (the “Purchaser”) and Los Altos Ventures Corp. (to be renamed “Matternet, Inc.” upon consummation of the Merger (as defined below)), a Delaware corporation (the “Company”), in connection with a private placement offering (the “Offering”) by the Company of Common Stock (as defined below).

R E C I T A L S

A. The Company is offering, pursuant to this Agreement and the Other Subscription Agreements (as defined below), a minimum of 4,666,666 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $3.00 per share (the “Per Share Purchase Price”), for an aggregate purchase price of $14,000,000 (the “Minimum Offering Amount”), and a maximum of 8,000,000 shares of Common Stock at the Per Share Purchase Price for an aggregate purchase price of

$24,000,000 (the “Maximum Offering Amount”).

B. The Company may also sell an additional 3,333,333 shares of Common Stock at the Per Share Purchase Price for an aggregate purchase price of $10,000,000 to cover over-subscriptions (the “Over- Subscription Option”), in the event the Offering is oversubscribed.

C. The Initial Closing (as defined below) in an amount no less than the Minimum Offering Amount is contingent upon, and shall be consummated simultaneously with, the closing of a reverse triangular merger in accordance with the terms of that certain Agreement and Plan of Merger, to be dated on or prior to the Initial Closing Date (as defined below) (the “Merger Agreement”), by and among the Company, Matternet Acquisition Co., a newly formed, wholly owned acquisition subsidiary of the Company incorporated in Delaware (“Merger Sub”), and Matternet, Inc., a Delaware corporation (to be renamed “Matternet Operations, Inc.” upon consummation of the Merger) (“Matternet,” and, collectively with the Company and Merger Sub, the “Merger Parties”), pursuant to which (i) Merger Sub will merge with and into Matternet, with Matternet surviving the merger as a wholly owned Subsidiary of the Company (the “Merger”), (ii) all of the issued and outstanding capital stock of Matternet will be cancelled in exchange for shares of the Company’s Common Stock, (iii) all outstanding Matternet vested or unvested options, warrants, and convertible debt will be either cancelled or assumed by the Company, or exchanged for new securities to acquire Common Stock of the Company, at the same ratio at which outstanding shares of capital stock of Matternet are exchanged, with appropriate adjustments to the per share exercise or conversion price thereof, and otherwise on their original terms and conditions, and (iv) the Bridge Notes (as defined below) will be converted into shares of the Company’s Common Stock. The total number of shares of the Company’s Common Stock that will be issued to pre-Merger securityholders of Matternet or reserved for issuance upon exercise of warrants, options and any other convertible or exchangeable securities of Matternet is expected to be approximately 45,000,000 (subject to rounding for fractions) shares, which includes shares of Common Stock reserved for issuance under outstanding pre-Merger Matternet incentive options and other incentive awards to be assumed by, or exchanged for, options and other incentive awards of, the Company.

D. Upon the closing of the Merger and at least the Minimum Offering Amount, $6,000,000 outstanding principal amount of Matternet’s 10% Secured Convertible Promissory Notes (the “Bridge Notes”) issued in March 2026, will convert into shares of Common Stock at a conversion price of $2.40 per share (2,500,000 shares), and investors in the Bridge Notes will receive warrants to purchase a number of shares of Common Stock equal to the number of shares of Common Stock into which the Bridge Notes are converted (2,500,000 shares), with an exercise price per share of $3.00, with a term of five (5) years (the “Bridge Warrants”). The Bridge Warrants will have an option for cashless (net) exercise at any time after the Registration Effectiveness Deadline (as defined in the Registration Rights Agreement (as defined below)) when there is no effective registration statement registering, or such registration statement is not available for, the resale of the shares issuable upon exercise of the Bridge Warrants. The Bridge Warrants will have price-based weighted average antidilution protection, subject to customary exceptions, including, but not limited to, issuances of awards under the EIP (as defined below) and sales under the ESPP (as defined below), as well as customary adjustment provisions for stock splits, share dividends, fundamental transactions, etc. Notwithstanding anything to the contrary, such price-based weighted average anti-dilution protection will terminate six (6) months after the Common Stock is first listed on any market tier of The Nasdaq Stock Market LLC, the New York Stock Exchange or NYSE American (each, an “Exchange”). In connection with the sale of the Bridge Notes, Matternet paid to certain of the Placement Agents (as defined below) cash commissions of four percent (4.0)% of the aggregate principal amount of the Bridge Notes.

E. Before the Initial Closing (as defined below), the Company’s board of directors (the “Board”) will have adopted and its stockholders will have approved: (i) a tax-qualified equity incentive plan reserving 3,825,000 shares of Common Stock for the future issuance, at the discretion of the Board, of incentive awards to officers, employees, consultants and directors of the Company and its Subsidiaries (the “EIP”), and (ii) a tax-qualified employee stock purchase plan reserving 675,000 shares of Common Stock for future purchase by employees (the “ESPP”). In accordance with the terms of the EIP, the number of shares reserved for issuance under the EIP will be increased on the date six (6) months after the date that the Common Stock is first listed on an Exchange and on each annual anniversary thereof, in an amount equal to the lesser of (i) five percent (5.0%) of the shares of Common Stock outstanding on the day immediately preceding such date and on each annual anniversary thereof and (ii) such lesser amount as determined by the Board in its discretion. In accordance with the terms of the ESPP, the number of shares reserved for issuance under the ESPP will be increased on the first day of each calendar year beginning on the date six (6) months after the date that the Common Stock is first listed on an Exchange in an amount equal to the lesser of: (i) one percent (1.0%) of the shares of Common Stock outstanding on the day immediately preceding such date and on each annual anniversary thereof, (ii) 2,000,000 shares and (iii) such lesser amount as determined by the Board in its discretion.

F. All officers and directors of Matternet, including any person that will be an officer or director of the Company following the consummation of the Merger, and the holders of substantially all equity securities of Matternet that will receive shares of Common Stock to be issued in the Merger (each a “Restricted Holder”) have entered into customary lock-up agreements (the “Lock-Up Agreements”) with the Company (which will be assigned to the Placement Agents upon the Initial Closing) for a term commencing upon the closing of the Merger and ending on the date that is six (6) months after the date on which the Common Stock is first listed on an Exchange, whereby they have agreed to certain restrictions on the sale, transfer or other disposition of all of the Common Stock, and any securities convertible into, exercisable or exchangeable for, or that represent the right to receive shares of Common Stock, held by (or issuable to) them (other than any Common Stock purchased by such Restricted Holder(s) in the Offering). The Lock-Up Agreements contain customary transfer exceptions.

G. Holders of Common Stock of the Company prior to the Merger will retain an aggregate of 2,700,000 shares of Common Stock immediately following the consummation of the Merger.

H. At the Initial Closing, the Company will issue 104,166 shares of Common Stock to two certain advisors (the “Advisor Shares”).

I. On or before the consummation of the Merger, the Company will change its name to “Matternet, Inc.” and Matternet will change its name to “Matternet Operations, Inc.”

J. The Shares (as defined below) subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or any state or foreign securities Law. The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D promulgated under the Securities Act, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. For purposes of this Agreement, “Law” or “Laws” means any federal, state, local or foreign or provincial statute, law (including, for the avoidance of doubt, any statutory, common, or civil law), ordinance, rule, regulation, order, injunction, decree or agency requirement having the force of law or any undertaking to or agreement with any Governmental Authority (as defined below).

K. The Merger Parties intend to treat the Merger, together with the Initial Closing and the Subsequent Closing, if relevant, as part of a transaction that is described in Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent property is exchanged for stock as described therein.

AGREEMENT

The Company and the Purchaser hereby agree as follows:

1.	Subscription.

(a)	Purchase and Sale of the Shares.

(i) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, that number of Shares set forth on the Purchaser’s Omnibus Signature Page attached hereto at the Per Share Purchase Price, for a total aggregate purchase price for the Shares as set forth on such Omnibus Signature Page (the “Purchase Price”). The minimum subscription amount for each purchaser in the Offering is $25,000 (or 8,333 Shares). The Company may accept subscriptions for less than $25,000 from any Purchaser in the Offering in its sole discretion. For the purposes of this Agreement, “Shares” means the shares of Common Stock being issued and sold to the Purchaser hereunder in the Offering at the Initial Closing (as defined below) and at any Subsequent Closing (as defined below), subject to the terms and conditions set forth herein.

(ii) In connection with the Offering, the Company has entered or will enter into other subscription agreements in the same form and containing the same terms and conditions as this Agreement (each, an “Other Subscription Agreement”) for shares of Common Stock (“Other Shares”) with purchasers in the Offering other than the Purchaser (collectively, “Other Purchasers”).

(b)	Subscription Procedure; Closing.

(i) Initial Closing. Subject to the terms and conditions of this Agreement, the initial closing of the Offering shall take place upon the satisfaction (or waiver as provided herein) of the conditions set forth in Section 5 and Section 6 of this Agreement (other than those conditions that by their nature will be satisfied at the Closing, but subject to the satisfaction (or waiver as provided herein) of such conditions) or at such other time and place as is mutually agreed to by the Company and the Placement Agents contingent upon and simultaneously with the closing of the Merger (the “Initial Closing” and the date that the Initial Closing occurs, the “Initial Closing Date”).

(ii) Subsequent Closings. If the Maximum Offering Amount is not sold at the Initial Closing, at any time prior to May 28, 2026 (or such later date as the Company and Placement Agents may mutually agree, without notice to or consent from the Purchaser or any Other Purchaser), subject to the satisfaction (or waiver as provided herein) of the conditions set forth in Section 5 and Section 6 of this Agreement (other than those conditions that by their nature will be satisfied at the Closing, but subject to the satisfaction (or waiver as provided herein) of such conditions) (each, a “Subsequent Closing” and, collectively, the “Subsequent Closings” and the date that a Subsequent Closing occurs, a “Subsequent Closing Date”), the Company may sell in the Offering additional shares of Common Stock up to the Maximum Offering Amount, and if there are over-subscriptions, additional shares of Common Stock may be sold at the Per Share Purchase Price in connection with the Over-Subscription Option (collectively, the “Subsequent Closing Shares”) to such persons as may be approved by the Company and who are reasonably acceptable to the Placement Agents. Any Subsequent Closing Shares issued and sold pursuant to this Section 1(b)(ii) shall be deemed to be “Shares” for all purposes under this Agreement.

The Initial Closing and the Subsequent Closings, if any, shall be known collectively herein as the “Closings” or individually as a “Closing.” The Initial Closing Date and the Subsequent Closing Dates are each referred to herein as a “Closing Date.” Closings may take place remotely via the exchange by electronic transmission of documents and signatures.

(iii) Subscription Procedure. To complete a subscription for the Shares, the Purchaser must fully comply with the subscription procedure provided in subparagraphs (A) through (D) of this paragraph (iii) on or before the applicable Closing Date:

(A) Subscription Documents. At or before the applicable Closing, the Purchaser shall review, complete and execute the Omnibus Signature Page to this Agreement and the Registration Rights Agreement substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”), the Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement), the Purchaser Profile, the Anti-Money Laundering Form and the Accredited Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the party indicated thereon at the address set forth under the caption “How to Subscribe for Shares in the Private Offering of Los Altos Ventures Corp. (to be renamed “Matternet, Inc.”)” below. At or promptly following the applicable Closing, the Purchaser shall review, complete and execute the Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement) that is included as an exhibit to the Registration Rights Agreement and deliver such executed questionnaires to the Company at the address specified in the Registration Rights Agreement. Executed documents may be delivered to such party by.pdf sent by electronic mail (e-mail).

(B) Purchase Price. At or before the applicable Closing and subject to the conditions thereto, the Purchaser shall deliver to CSC Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, Matternet, the Placement Agents and the Escrow Agent (the “Escrow Agreement”) the full Purchase Price set forth on the Purchaser’s Omnibus Signature Page attached hereto, by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Shares in the private offering of Los Altos Ventures Corp. (to be renamed “Matternet, Inc.”)” below. Pending the applicable Closing, such funds will be held for the Purchaser’s benefit in the escrow account established for the Offering (the “Escrow Account”), without interest or offset.

(C) Termination. This Agreement shall terminate and be of no further force and effect, and any amounts deposited into the Escrow Account by or on behalf of the Purchaser shall be returned to the Purchaser or its designee promptly, without interest, charges, withholding or offset, if (i) the Purchaser and the Company agree in writing to terminate this Agreement prior to the applicable Closing, (ii) the subscription has been revoked in full by the Purchaser in accordance with Section 8, (iii) prior to the applicable Closing, in the Purchaser’s sole and absolute discretion, upon written notice to the Company, if any representation or warranty of the Company set forth in Section 3 hereof shall be or shall have become inaccurate or the Company shall have breached or failed to perform any of its covenants or other agreements set forth in this Agreement, which inaccuracy, breach or failure to perform would give rise to the failure to satisfy any of the conditions set forth in Section 6(a) or Section 6(b) of this Agreement and which inaccuracy, breach or failure to perform cannot be cured by the Company or, if capable of being cured, is not cured within two (2) Business Days of the Purchaser’s notice to the Company thereof; or (iv) the Merger Agreement is terminated pursuant to its terms. For the purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business. The Company shall promptly (and in any event within one (1) Business Day) provide the Purchaser with written notice of the termination of the Merger Agreement.

(D) Company Discretion. The Purchaser understands and agrees that, prior to the execution and delivery of this Agreement by the Company, the Company, in its sole discretion, reserves the right to accept or reject the Purchaser’s tender of this subscription for Shares, in whole or in part. The Company and the Purchaser shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement.

2. Placement Agents. The Benchmark Company, LLC, Seaport Global Securities LLC, Network 1 Financial Services, Inc., PHX Financial, Inc. (d/b/a Phoenix Financial Services) and Dinosaur Financial Group, LLC (each, a “Placement Agent” and, together, the “Placement Agents”), each a U.S.-registered broker-dealer, have been engaged by the Company as placement agents, on a reasonable “best-efforts” basis, for the Offering. The Placement Agents for the Offering (a) will be paid a total cash commission equal to eight percent (8.0%) of the aggregate Purchase Price paid by the Purchaser and all Other Purchasers in the Offering or four percent (4.0%) in the case of any Shares purchased in the Offering by pre-Merger shareholders of the Company or existing officers, directors, or securityholders of Matternet or their friends and family (“Existing Investors”) (such cash commission, the “Cash Fee”) and (b) will receive at each applicable Closing warrants to purchase a total number of shares of Common Stock equal to eight percent (8.0%) of the number of shares of Common Stock sold in the Offering other than any sold to Existing Investors, with a term ending on the earlier of the fifth (5th) anniversary of the date of issuance and three (3) years after the Common Stock is first listed on an Exchange, with an exercise price of $3.00 per share (the “Placement Agent Warrants”). The Placement Agent Warrants will have an option for cashless (net) exercise at any time after the Registration Effectiveness Deadline (as defined in the Registration Rights Agreement) when there is no effective registration statement registering, or such registration statement is not available for, the resale of the shares issuable upon exercise of the Placement Agent Warrants. Notwithstanding the foregoing, the Placement Agents will be paid a cash fee equal to two percent (2.0%) of the aggregate Purchase Price paid if the Purchaser or Other Purchaser is one of certain identified entities or individuals agreed with the Placement Agents, and any other third-party placement agents will be paid a cash fee equal to six percent (6%) of such aggregate Purchase Price, but none of the Placement Agents or any other third-party placement agent will receive any Placement Agent Warrants or other warrants with respect to such Purchaser or Other Purchaser. Each of the Placement Agent Warrants shall be transferable by the holder thereof only to an affiliate of the initial holder thereof unless at the time of transfer the Common Stock is then listed on a national securities exchange. Subject to the terms of the Placement Agent agreements and the right of Matternet to consent to the appointment of any sub-agent, any sub-agent of a Placement Agent that introduces new investors to the Offering will be entitled to share in the Cash Fee and Placement Agent Warrants, as applicable, attributable to those investors that would otherwise be payable to such Placement Agent pursuant to the terms of an executed sub-agent agreement with such Placement Agent, which Cash Fee shall be payable to such sub-agent by the Placement Agent and such Placement Agent shall provide the Company with customary transfer documentation with respect to the Placement Agent Warrant to be transferred to such sub-agent. The Company has agreed to pay certain other expenses of the Placement Agents, including the reasonable and documented out-of-pocket fees and expenses of their counsel, in connection with the Offering. For the avoidance of doubt, no Cash Fee will be paid and no Placement Agent Warrants will be issuable in respect of the issuance of shares of Common Stock upon the conversion of the Bridge Notes.

3. Representations and Warranties of the Company. Except as set forth in (i) the Disclosure Schedule delivered to the Purchaser prior to or concurrently with the execution of this Agreement (the “Disclosure Schedule”), (ii) the Company’s SEC Reports, or (iii) the Delivered Super 8-K (as defined below) delivered to the Purchaser in accordance with Section 6(k) of this Agreement and provided that the Company Fundamental Representations (as defined below) shall not be qualified by the disclosures in the Delivered Super 8-K, the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of each applicable Closing Date, the following (provided that (x) as used in this Section 3, the term “Subsidiaries” shall be construed to include (without limitation) Matternet and its subsidiaries as of each applicable Closing Date, (y) representations and warranties referencing the “Delivered Super 8-K” prior to the filing of the Super 8-K with the SEC shall be deemed to be based on the assumption that the Merger has been consummated in accordance with the terms described in the Delivered Super 8-K (as defined below), and (z) any qualification as to “knowledge” shall refer to the knowledge of the officers of the Company (for the avoidance of doubt, after giving effect to the Merger) and of Matternet, in each case, both actual knowledge or knowledge that they would have had upon reasonable inquiry of the personnel of the Company or Matternet, as applicable, responsible for the applicable subject matter):

(a) Organization and Qualification. The Company and each of its Subsidiaries is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, and has the requisite corporate or limited liability company power to own, lease and operate its properties and to carry on its business as currently conducted and as described in the Delivered Super 8-K. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability company, as the case may be, to do business and is in good standing in every jurisdiction in which the nature of the business as currently conducted and as described in the Delivered Super 8-K makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, circumstance, development, condition, occurrence, state of facts, change or effect that, individually or in the aggregate with any other event, circumstance, development, condition, occurrence, state of facts, change or effect, has or would reasonably be expected to (x) prevent or materially delay or materially impair the ability of the Company or its Subsidiaries to carry out its obligations under this Agreement, the Merger Agreement or any of the other Transaction Documents (as defined below), or (y) have any material adverse effect on the business, properties, assets, liabilities, operations or condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries, taken as a whole, provided, however, that for purposes of clause (y), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to have a “Material Adverse Effect”: (i) general economic, financial, credit, capital market or regulatory conditions or any changes therein (provided, however, that such effects do not affect the Company and its Subsidiaries taken as a whole disproportionately as compared to the Company’s similarly-situated competitors), (ii) any effects alone or in combination that arise out of, or result from, directly or indirectly, the announcement, pendency, execution or performance of this Agreement, the transactions contemplated hereby or any action contemplated by this Agreement, (iii) acts of God, war (whether or not declared), disease, including pandemics, the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors), (iv) any matter disclosed in the Disclosure Schedule or the Delivered Super 8-K, (v) any failure by the Company or its Subsidiaries to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Effect (except to the extent such facts are otherwise excluded from being taken into account by this proviso)), (vi) changes affecting the industry generally in which the Company or its Subsidiaries operate (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors), or (vii) changes in Law or U.S. generally accepted accounting principles (“GAAP”) (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors). For purposes of this Agreement, “Subsidiary” means, with respect to the Company, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind (i) of which more than fifty percent (50%) of the capital stock or other equity interests or voting power are, directly or indirectly, controlled, owned or held by, or (ii) that is, at the time any determination is made, controlled (whether by voting power, Contract (as defined below) or otherwise) by, in each case, the Company (either alone or through or together with one or more of its other Subsidiaries); provided that for all purposes of the representations and warranties of the Company set forth in this Agreement, whether made as of the date hereof or as of the Closing Date, Matternet and its Subsidiaries shall be deemed to be Subsidiaries of the Company regardless of whether the Merger has been consummated.

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company and each of its Subsidiaries party thereto has the requisite corporate or limited liability company power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Merger Agreement (collectively with all other documents, certificates or instruments executed and delivered in connection with the transactions contemplated hereby or thereby, the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby, including to issue the Shares, in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company and each of its Subsidiaries party thereto of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Board or other applicable governing body of the Company or such Subsidiary, and no further action, proceeding, consent, waiver or authorization is, or will be at the time of execution of each such Transaction Document, required by or from the Company or any such Subsidiary, its respective board of directors or other governing body or its respective stockholders or equity holders; (iii) this Agreement and the Merger Agreement have been, and at the Closing each of the other Transaction Documents will be when delivered at the Closing, duly executed and delivered by the Company and each of its Subsidiaries party thereto; and (iv) this Agreement and the Merger Agreement constitute and, when delivered at the Closing or at the closing of the Merger, as applicable, the other Transaction Documents will constitute, the valid and binding obligations of the Company and its Subsidiaries party thereto, enforceable against the Company and its Subsidiaries party thereto in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

(c) Capitalization. Immediately following the effective time of the Merger and giving effect to the conversion in full of the Bridge Notes, but immediately before the Initial Closing, the certificate of incorporation of the Company has been amended and restated to, among other things, increase the authorized capital stock of the Company to 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and the Company has (i) up to approximately 50,304,164 shares of Common Stock issued and outstanding (assuming the exchange of all Matternet securities, as contemplated by the Merger Agreement, and including all warrants (except the Bridge Warrants), options and any other convertible or exchangeable securities of Matternet exchanged for securities of the Company, on an as-exercised or as-converted basis) and (ii) no shares of Preferred Stock issued and outstanding. All of the outstanding shares of Common Stock and of the capital stock of each of the Company’s Subsidiaries are, and the shares of Common Stock issued upon consummation of the Merger have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or similar rights and other Liens (as defined below) and have been and, when issued, will be issued in compliance with all applicable Laws. All of the issued and outstanding capital stock of each Subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any Liens other than restrictions on transfer under applicable federal or state securities Laws. Immediately after giving effect to the Merger and the Closing: (i) no shares of capital stock of the Company or any of its Subsidiaries will be subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) except as disclosed in the Delivered Super 8-K, there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, or any Contracts by which the Company or any of its Subsidiaries is or may become bound, or pursuant to which the Company or any of its Subsidiaries is otherwise obligated to issue additional shares of capital stock of the Company or any of its Subsidiaries; (iii) there will be no outstanding debt securities of the Company or any of its Subsidiaries; (iv) other than pursuant to the Registration Rights Agreement, there will be no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there will be no outstanding registration statements of the Company or any of its Subsidiaries, other than pursuant to the Registration Rights Agreement; (vi) there will be no securities or instruments of the Company or any of its Subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price of such securities, that will be triggered by the issuance of the Shares as described in this Agreement; (vii) no co-sale right, right of first refusal or other similar right will exist with respect to the Shares or the issuance and sale thereof and (viii) no shares of Common Stock shall be reserved for future issuances, other than the shares of Common Stock reserved for future issuances (A) under the EIP and the ESPP and (B) upon exercise or conversion of the securities listed in clause (ii) above. The Company has made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation, as in effect as of (and immediately following) the Initial Closing, and the Company’s Bylaws, as in effect as of (and immediately following) the Initial Closing, and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto, other than stock options issued to officers, directors, employees and consultants. Except for the interests in the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries owns any equity interest or other interest of any nature in, or any interest convertible, exchangeable, or exercisable for, equity interests or other interests of any nature in any other person. The Company does not have outstanding stockholder purchase rights or a “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(d) Issuance of Shares. The Shares that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms and upon payment of the consideration therefor as set forth in this Agreement, will be duly and validly issued, fully paid and non-assessable, and free of preemptive or similar rights, Taxes and other Liens with respect to the issuance thereof, and restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities Laws and Liens created by or imposed by the Purchaser. Assuming the accuracy of each of the representations and warranties of the Purchaser herein, and of the Other Purchasers in each of their respective Other Subscription Agreements, the offer, issuance and sale by the Company of the Shares to the Purchaser is exempt from registration under the Securities Act and exempt from (or not subject to) registration, qualification or prospectus delivery requirements under the securities laws of any state or other jurisdiction.

(e) No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance and sale of the Shares in accordance with this Agreement, have not and will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its Subsidiaries; (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company or any Subsidiary is a party, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or in default under, any provision of its Certificate of Incorporation or Bylaws or any other constitutive documents. Neither the Company nor any Subsidiary is in violation of any term of or in default under any Contract, judgment, decree or order or any Law applicable to the Company or any Subsidiary, which violation or breach has had, or would reasonably be expected to have, individually or in the aggregate with any other such violation or breach, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required to obtain any Authorization of, or provide any notice to or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof, other than (i) the filings required pursuant to Section 9(k), (ii) the filing with the office of the Secretary of State of Delaware of the certificate of merger relating to the Merger, (iii) the filing of the registration statement contemplated by the Registration Rights Agreement and (iv) the filing of a Notice of Exempt Offering of Securities on Form D with the U.S. Securities and Exchange Commission (the “SEC”) under Regulation D. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets or businesses is subject, except for any notice, consent or waiver, the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to deliver or obtain pursuant to the two immediately preceding sentences have been or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to each Closing.

(f) Absence of Litigation. There is no action, suit, claim, inquiry, notice of violation, arbitration, petition, charge, citation, summons, subpoena, proceeding (including any partial proceeding such as a deposition) or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, before or by any Governmental Authority (an “Action”) pending or threatened in writing or, to the knowledge of the Company, threatened orally, against or affecting the Company or any of its Subsidiaries or, to their knowledge, any of their respective officers or directors or any of their respective assets or businesses, which has had, or would be reasonably likely to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and since September 1, 2021 (the “Lookback Date”) has not been, subject to any judgment, decree, or order which has been, or would reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(g) Acknowledgment Regarding Purchaser’s Purchase of the Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares.

(h) No General Solicitation. Neither the Company, nor any of its Subsidiaries, nor to its or their knowledge any of its or their Affiliates (as defined below), or any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

(i) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would eliminate or otherwise adversely affect the availability of the exemption from registration under Rule 506(b) of Regulation D or afforded by Section 4(a)(2) of the Securities Act in connection with the Offering of the Shares contemplated hereby or cause this Offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any other applicable securities Laws.

(j) Employee Relations. There is, and since the Lookback Date there has been, no actual or threatened in writing, or to the knowledge of the Company, threatened orally, labor dispute, work stoppage, request for representation, union organizing activity, or unfair labor practice charges involving the employees of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. The Company’s and/or its Subsidiaries’ employees are not members of any union, and the Company believes that its and its Subsidiaries’ relationships with their respective employees are good.

(k) Intellectual Property Rights. The Company and each of its Subsidiaries exclusively owns, possesses, or has valid and enforceable rights to use, license, and exploit all Intellectual Property used in, necessary or advisable for the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted and as described in the Delivered Super 8-K, except for a failure to own, possess or have such rights that would not reasonably be expected to result in a Material Adverse Effect. There are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the Intellectual Property owned by the Company. The Company and its Subsidiaries are in compliance with all Contracts pursuant to which they license Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Furthermore, except as has not been and would not reasonably be expected to result in a Material Adverse Effect, since the Lookback Date (A) to the Company’s knowledge, there has been no infringement, misappropriation or violation by third parties of any such Intellectual Property of the Company or its Subsidiaries; (B) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the Company’s or any of its Subsidiaries’ ownership of or any rights in or to any such Intellectual Property; (C) the Intellectual Property owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there has been no Action, pending or threatened in writing (or to the Company’s knowledge, threatened orally), by others challenging the validity, enforceability or scope of any such Intellectual Property; (D) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its Subsidiaries has received any written notice of such Action; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries has violated any term of any employment Contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries. To the Company’s knowledge, the Company and its Subsidiaries have complied in all material respects with 37 C.F.R. §1.56 (Duty to disclose information material to patentability). The consummation of the transactions contemplated hereby or by the other Transaction Documents will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company or any of its Subsidiaries’ right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company’s and its Subsidiaries’ business as currently conducted and as described in the Delivered Super 8-K, except in each case, which individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has taken reasonable steps to maintain their Intellectual Property and to protect and preserve the confidentiality of all of their Trade Secrets. To the Company’s knowledge, there has not been any disclosure or access to any Trade Secrets of the Company and each of its Subsidiaries by any unauthorized person. The Company and each of its Subsidiaries have taken and continue to take commercially reasonable measures, at least consistent with prevailing industry practice, to ensure that all personal information in their possession, custody or control is protected against loss and against unauthorized, access, use, modification, disclosure or other misuse. “Intellectual Property” shall mean any and all rights, title and interest in, arising out of, or associated with any intellectual or intangible property, whether protected, created or arising in any jurisdiction throughout the world, including the following: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority (as defined below) issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, slogans, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

(l) Environmental Laws.

(i) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect: (x) the Company and each of its Subsidiaries is in compliance and has complied with all applicable Environmental Laws (as defined below); (y) the Company and each of its Subsidiaries is in possession of all Authorizations required pursuant to Environmental Laws to conduct their respective businesses as currently conducted and as described in the Delivered Super 8-K and (z) the Company and each of its Subsidiaries is in compliance with all terms and conditions of such Authorizations. There is no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) relating to any violation or noncompliance with any Environmental Law involving the Company or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local Law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including, without limitation, any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of Hazardous Substances; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including, without limitation, all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (G) health and safety of employees and other persons; and (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of Hazardous Substances. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii) None of the Company or any of its Subsidiaries has any liability or obligation under any Environmental Law with respect to any release, spill, emission, leaking, pumping, pouring, emptying, leaching, escaping, dumping, injection, deposit, discharge or disposing of any Hazardous Substance in, onto or through the environment, except as would not reasonably be expected to have a Material Adverse Effect. “Hazardous Substances” means all materials, wastes, or substances defined by, or regulated under, any Environmental Laws, including as a hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, contaminant, pollutant, toxic waste, or toxic substance, and specifically including petroleum and petroleum products, asbestos, radon, lead, toxic mold, radioactive materials, and polychlorinated biphenyls.

(m) Authorizations. Except as set forth on Schedule 3(m) of the Disclosure Schedule, the Company and each of its Subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates, waivers, filings, qualifications and orders issued by any Governmental Authority (as defined below), including the U.S. Federal Aviation Administration, the European Union Aviation Safety Agency, the Civil Aviation Bureau of Japan and any other applicable aviation, airspace, telecommunications, transportation, export control, data protection, privacy, safety, environmental or similar regulatory authorities in the jurisdictions in which the Company or its Subsidiaries conducts their businesses as currently conducted and as such currently conducted business is described in the Delivered Super 8-K (the “Business”) or operate their systems and any other entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, or other governmental, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial or arbitral authority thereto (each a “Governmental Authority”) and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of the Business, or that are otherwise material to the Business, in all applicable jurisdictions except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All Authorizations held by the Company or its Subsidiaries are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is in material violation of any terms of any such Authorizations, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority of any revocation or modification of any such Authorization, or written notice (or to the Company’s knowledge, oral notice) that such revocation or modification is being considered.

(n) Regulatory Compliance. The Company and each of its Subsidiaries is in compliance, and has since the Lookback Date been in compliance, with all applicable federal, state, local and foreign Laws, promulgated by any applicable Governmental Authority relating to the conduct of the Business, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, provided that such Material Adverse Effect qualifier shall not apply to compliance with Export Control Laws (as defined below). Neither the Company nor any of its Subsidiaries has received any written correspondence or notice from any Governmental Authority, alleging or asserting noncompliance with applicable federal, state, local and foreign Laws. The Company and each of its Subsidiaries, and to the Company’s knowledge, each of their respective directors, officers, employees and agents, is and has been in material compliance with applicable Laws of the United States, including, to the extent applicable, without limitation, the laws and regulations (i) pertaining to the development, manufacture, operation, sale and lease of autonomous airborne beyond-visual-line-of-sight commercial delivery drones and their landing and loading stations, software and unmanned aircraft traffic management systems, and the transport and delivery (business-to-business and business-to-consumer) of their cargo (payload), including food, medical diagnostics and pharmaceuticals (collectively, the “UAV Laws”), and (ii) pertaining to export of equipment, software and technology, such as the U.S. Export Control Reform Act of 2018 and the U.S. International Emergency Economic Powers Act, each as amended, and the U.S. Department of Commerce’s Export Administration Regulations found in 15 C.F.R. Part 730 et seq., and comparable state Laws and foreign Laws (collectively, “Export Control Laws”). Neither the Company nor any of its Subsidiaries has received written notice (or to the Company’s knowledge, oral notice) of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity of the Company or any of its Subsidiaries is in material violation of any applicable Laws, including UAV Laws and Export Control Laws, or any Authorizations. The Company and each of its Subsidiaries has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any applicable Laws, including UAV Laws and Export Control Laws, or any Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any other notice or action relating to any alleged product defect or violation, and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action relating to any of the Company’s products in development. Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority. The Delivered Super 8-K and the Super 8-K will fairly and accurately describe, in all material respects, the regulatory environment applicable to the Company’s and its Subsidiaries’ businesses, including risks associated with obtaining and maintaining Authorizations, compliance with applicable Laws and potential changes in applicable Laws that could affect the operations of the Company or its Subsidiaries. The Company and its Subsidiaries have implemented and maintain safeguards and security measures that are designed to comply in all material respects with applicable Laws, including those required by the applicable Governmental Authorities, to protect their respective facilities, materials and technology from unauthorized access, use, or disclosure.

(o) Title. Neither the Company nor any of its Subsidiaries owns any real property. Except as set forth on Schedule 3(o) of the Disclosure Schedule, each of the Company and its Subsidiaries has good and marketable title to all of its personal property and other tangible assets (i) purportedly owned or used by each of them, as reflected in the Delivered Super 8-K, or (ii) necessary for the conduct of their business as currently conducted and as described in the Delivered Super 8-K, free and clear of any legal or equitable, specific or floating, lien (statutory or otherwise), restriction, mortgage, deed of trust, pledge, lien, security interest, restrictive covenant, or other adverse right, charge, claim or encumbrance of any kind or nature whatsoever (collectively, “Liens”), except for Liens which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3(o) of the Disclosure Schedule, with respect to properties and assets it leases, each of the Company and its Subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any Liens, except for such Liens which would not reasonably be expected to have a Material Adverse Effect.

(p) Tax Status. The Company and each Subsidiary has filed (taking into account any valid extensions) all federal, state, local and foreign income and all other material returns, declarations, reports, elections, designations, or information returns or statements made to a Governmental Authority relating to Taxes, including any schedules or attachments thereto and any amendments thereof (collectively, “Tax Returns”) required to be made or filed by it or with respect to it by any jurisdiction to which it is subject. Such Tax Returns accurately reflect, in all material respects, the Tax liabilities of the Company and its Subsidiaries (other than Taxes not yet due and payable). The Company and each Subsidiary has timely paid all income Taxes and all other material Taxes and other material governmental assessments and material charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company and its Subsidiaries have adequately reserved and accrued for in accordance with GAAP. The Company has reserved and accrued on its books provisions in accordance with GAAP amounts that are reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due from the Company or any Subsidiary by the taxing authority of any jurisdiction. There are no, and since the Lookback Date there have been no, pending or threatened in writing (or to the Company’s knowledge, threatened orally) Actions by the taxing authority of any jurisdiction against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any Tax indemnity, Tax sharing or Tax allocation agreement (but not including any agreement whose primary subject matter is not Taxes) (a “Tax Agreement”). Neither the Company nor its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the affiliated group of which the Company is the common parent). The Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Code. For purposes of this Agreement, “Tax” or “Taxes” means (i) any and all U.S. federal, state, local, or non-U.S. taxes, assessment, levy or other charges, including net or gross income, gross receipts, net proceeds, estimated, sales, use, ad valorem, value added, franchise, license, withholding, payroll, employment, excise, property (including both real and personal), unclaimed property remittance/escheat, deed, stamp, alternative or add-on minimum, occupation, severance, unemployment, social security, workers’ compensation, capital, premium, windfall profit, environmental, custom duties, fees, transfer and registration taxes, and any governmental charges in the nature of a tax imposed by a Governmental Authority, (ii) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other person and (iii) any liability for the payment of any amounts as a result of being a party to any Tax Agreement.

(q) Certain Transactions. All transactions that are required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act are disclosed in the SEC Reports (as defined below) or the Delivered Super 8-K in accordance with Item 404 of Regulation S-K.

(r) Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(s) Insurance. The Company and its Subsidiaries have insurance policies (including director and officer liability insurance policies) of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its Subsidiaries, and in any event maintain insurance policies in amounts as required by applicable Law or any Contract to which the Company or its Subsidiaries is a party or to which any of its assets or businesses is subject. All such insurance policies are in full force and effect and binding and enforceable in accordance with their terms, and all premiums due and payable thereon have been timely paid in full. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policy, nor has there been any failure to give any notice or present any claim under any such insurance policy in due and timely fashion, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy and there has been no notice of cancellation or nonrenewal of any such insurance policy received by the Company or any of its Subsidiaries. Since the Lookback Date, no limits on any insurance policy of the Company or any of its Subsidiaries have been exhausted, materially eroded or materially reduced.

(t) SEC Reports. The Company has timely filed or furnished, as applicable, all reports, proxy statements, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be filed or furnished by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (the “SEC Reports”) since the Company was first required by Law or regulation to file such material. The Delivered Super 8-K complies, the Super 8-K when filed will be substantially identical to the Draft Super 8-K (as defined below) and will comply, and the SEC Reports at the time they were filed complied, in all material respects with the Securities Act or the Exchange Act, as applicable. There are no Contracts (or any material change or amendment thereto, or any waiver of any material right thereunder) that are required to be described in the SEC Reports or will be required to be described in the Super 8-K that were or are not described, in all material respects, therein or, in the case of Contracts (or any material change or amendment thereto, or any waiver of any material right thereunder) that will be required to be described in the Super 8-K, are not described in the Delivered Super 8-K. There are no Contracts (or any material change or amendment thereto, or any waiver of any material right thereunder) that are required to be filed as exhibits to the SEC Reports or the Super 8-K that were not or will not have been filed as required in the SEC Reports or the Super 8-K. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports is the subject of an ongoing SEC review. There are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened in writing (or, to the Company’s knowledge, threatened orally), in each case regarding any accounting practice of the Company or any of its Subsidiaries or otherwise relating to the Company or any of its Subsidiaries.

(u) Financial Statements.

(i) The audited consolidated financial statements of Matternet and its Subsidiaries as of, and for the fiscal years ended, September 30, 2025 and 2024, and the unaudited interim consolidated condensed financial statements of Matternet and its Subsidiaries as of, and for the six months ended, March 31, 2026 (in each case consisting of the balance sheets, related statements of operations, changes in stockholders’ equity (deficit) and cash flows), and the unaudited pro forma consolidated financial statements of the Company (after taking into effect the Merger) (including, in each case, the notes thereto) included in the Delivered Super 8-K and to be included in the Super 8-K (the foregoing financial statements, the “Financial Statements”) comply in all material respects with GAAP and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and include all adjustments that are necessary for a fair presentation of the consolidated financial condition of Matternet and its Subsidiaries as of the date thereof, subject, in the case of the unaudited interim consolidated condensed financial statements of Matternet and its Subsidiaries as of, and for the six months ended, March 31, 2026, to normal year-end adjustments that are not expected, individually or in the aggregate, be material, and fairly present in all material respects the financial position of Matternet and its Subsidiaries taken as a whole, as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited interim condensed financial statements, to normal, year-end audit adjustments that will not, individually or in the aggregate, be material. The unaudited pro forma consolidated financial information and the related notes included in the Delivered Super 8-K and to be included in the Super 8-K have been, and, when filed with the Super 8-K, will be, properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(ii) Except as disclosed in the Delivered Super 8-K, Matternet (A) maintains a standard system of accounting established and administered in accordance with GAAP, (B) has established and maintains a system of internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP, (C) there are no material weaknesses in any system of internal accounting controls used by Matternet or its Subsidiaries (D) there has not at any time been any fraud or other unlawful act on the part of any of management or other employees of Matternet or its Subsidiaries who have a role in the preparation of Financial Statements or the internal accounting controls used by Matternet or its Subsidiaries related to such preparation or controls and (E) there has not at any time been any claim or allegation regarding any of the foregoing.

(iii) Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise) other than (A) liabilities disclosed on the latest balance sheet of the Company and the latest balance sheet of Matternet included in the Financial Statements balance sheet (including the notes thereto) and (B) liabilities that have been incurred since the date of the latest balance sheet of the Company and the latest balance sheet of Matternet included in the Financial Statements in the ordinary course of business, which liabilities, individually or in the aggregate, are not material to the business of the Company and its Subsidiaries (taken as a whole).

(iv) To the knowledge of the Company, dbbmckennon (the “Auditor”), whose report on the audited Financial Statements will be filed with the SEC and included in the Super 8-K, is an independent registered public accounting firm with respect to the Company as required by the Exchange Act and the rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the Financial Statements, provided to Matternet or its Subsidiaries any prohibited non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(v) Material Changes. Except for the transactions contemplated hereby or in the Merger Agreement, since the date of the latest balance sheet of the Company and the latest balance sheet of Matternet included in the Financial Statements, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect, (ii) there have not been any changes in the assets, financial condition, business or operations of the Company or Matternet from that reflected in the Financial Statements contained in the Delivered Super 8-K and to be contained in the Super 8-K, except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition, results of operations or future prospects of the Company or Matternet, (iii) none of the Company or Matternet or any of their respective Subsidiaries has altered its method of accounting or the manner in which it keeps its accounting books and records, and (iv) none of the Company or Matternet or any of their respective Subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or equity holders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company). The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Initial Closing, will not be Insolvent (as defined below). “Insolvent” means, with respect to the Company, on a consolidated basis with its Subsidiaries, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness, (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature.

(w) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-15 under the Exchange Act) and except as disclosed in the Delivered Super 8-K, such controls and procedures are effective at the reasonable assurance level to ensure that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer.

(x) Sarbanes-Oxley. The Company is, and has been since the Lookback Date, to the extent applicable, in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it.

(y) Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the Delivered Super 8-K and is not disclosed in the Delivered Super 8-K.

(z) Foreign Corrupt Practices. Neither the Company nor its Subsidiaries, nor any of its or their respective directors, managers, officers, agents or employees or other person acting on behalf of the Company or any of its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment or offered anything of value to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or, to the Company’s knowledge, made by any person acting on their behalf) which is in violation of Law or (iv) violated any applicable anti-terrorism Law or regulation, nor have any of them otherwise taken any action which would reasonably cause the Company or any of its Subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law of similar effect.

(aa) Office of Foreign Assets Control. Neither the Company nor any Subsidiary of the Company, nor, to the Company’s knowledge, any director, manager, officer, agent, employee or Affiliate of the Company or any Subsidiary is, or is acting under the direction of, on behalf of or for the benefit of a person that is, or is owned or controlled by a person that is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(bb) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and other applicable money laundering Laws and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any Governmental Authority involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or threatened in writing (or threatened orally).

(cc) Regulation M Compliance. Neither the Company nor any of its Subsidiaries has, and to its knowledge no one acting on its or their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii) of this Section 3(cc), compensation paid to the Placement Agents in connection with the placement of the Shares.

(dd) Privacy and Data Security.

(i) “Business Privacy and Data Security Policies” means all of the Company’s or one of its Subsidiaries’ present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information in the conduct of the Company’s business. “Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural person, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law, and all data associated with any of the foregoing that are or could reasonably be used to develop a profile or record of the activities of a natural person across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of a natural person, or to target advertisements or other content to a natural person. “Privacy Laws” means all applicable Laws, orders, writs, judgments, injunctions, decrees, stipulations, determinations or awards entered by or with any Governmental Authority, and binding guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Laws include the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009 and all other similar international, federal, state, provincial, and local Laws. “Processing” means any operation performed on Personal Information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, storage, transmission, transfer, protection, disclosure, destruction, or disposal of Personal Information.

(ii) The Company and each of its Subsidiaries, and, to the Company’s knowledge, all vendors, processors, or other third parties acting for or on behalf of the Company or any of its Subsidiaries in connection with the Processing of Personal Information or that otherwise have been authorized to have access to Personal Information in the possession or control of the Company or any of its Subsidiaries, comply and at all times since the Lookback Date have complied, with all of the following in the conduct of its business as currently conducted and as disclosed in the Delivered Super 8-K: (A) Privacy Laws; (B) rules of self-regulatory organizations; (C) industry standards, guidelines, and best practices; (D) the Business Privacy and Data Security Policies; and (E) all obligations or restrictions concerning the privacy, security, or Processing of Personal Information under any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof, in each case, except for violations that, individually or in the aggregate, have not been and would not reasonably be expected to have a Material Adverse Effect.

(iii) Neither the consummation of the Merger nor the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, does or will: (A) conflict with or result in a violation or breach of any Privacy Laws or Business Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Company or any of its Subsidiaries in the conduct of its business as now being conducted); or (B) require the consent of or notice to any person concerning such person’s Personal Information, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(iv) Since the Lookback Date, (A) to the Company’s knowledge, no Personal Information in the possession or control of the Company or any of its Subsidiaries, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business has been subject to any data or security breach or unauthorized access, disclosure, use, loss, denial or loss of use, alteration, destruction, compromise, or Processing (a “Security Incident”), and (B) neither the Company nor any of its Subsidiaries has notified and, to the Company’s knowledge, there have been no facts or circumstances that would require the Company or any of its Subsidiaries to notify, any Governmental Authority or other person of any Security Incident in the conduct of its business, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(v) Since the Lookback Date, neither the Company nor any of its Subsidiaries has received any notice, request, claim, complaint, correspondence, or other communication in writing (or to the Company’s knowledge, orally) from any Governmental Authority or other person, and to the Company’s knowledge there has not been any audit, investigation, enforcement action (including any fines or other sanctions), or other Action relating to, any actual, alleged, or suspected Security Incident or violation of any Privacy Law involving Personal Information in the possession or control of the Company or any of its Subsidiaries, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(vi) In the conduct of its business, the Company and each of its Subsidiaries has at all times since the Lookback Date implemented and maintained, and required all vendors, processors, and other third parties that Process any Personal Information for or on behalf of the Company or any of its Subsidiaries to implement and maintain, all security measures, plans, procedures, controls, and programs, including written information security programs, to (A) identify and address internal and external risks to the privacy and security of Personal Information in their possession or control; (B) implement, monitor, and improve adequate and effective administrative, technical, and physical safeguards to protect such Personal Information and the operation, integrity, and security of its software, systems, applications, and websites involved in the Processing of Personal Information; and (C) provide notification in compliance with applicable Privacy Laws in the case of any Security Incident, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(ee) Brokers’ Fees. Neither of the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees and expenses to the Placement Agents and issuance of the Placement Agent Warrants as described in Section 2 above.

(ff) Disclosure Materials. Each of the SEC Reports and the Disclosure Materials, at the time filed with, or furnished to, the SEC or, in the case of Disclosure Materials (including the Delivered Super 8-K) not filed with or furnished to the SEC, at the time delivered to the Purchaser, were (or in the case of the Super 8-K, will be) true and correct in all material respects and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purposes of this Agreement, “Disclosure Materials” means the Confidential and Non- Binding Summary Term Sheet of the Company (the “Term Sheet”) previously provided to the Purchaser (which Term Sheet shall be deemed to be read together with this Agreement, including the Disclosure Schedule, and the Delivered Super 8-K), and any roadshow presentation delivered to the Purchaser in connection with the contemplated purchase of the Shares, each as amended from time to time, relating to the Offering and any supplement or amendment thereto, and any disclosure schedule or other information document, including the Disclosure Schedule and the Delivered Super 8-K, delivered to the Purchaser prior to its execution of this Agreement, and any such document delivered to the Purchaser after its execution of this Agreement and prior to the closing of the Purchaser’s subscription hereunder.

(gg) Investment Company. Neither the Company nor any of its Subsidiaries, is an Affiliate of, or immediately following the Closing will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(hh) Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties (as modified or qualified by the disclosures on the Disclosure Schedule or, except in the case of the Company Fundamental Representations, in the Delivered Super 8-K made by the Company hereunder and that such representations and warranties (as modified or qualified by disclosures on the Disclosure Schedule or, except in the case of the Company Fundamental Representations, the Delivered Super 8-K) are a material inducement to the Purchaser purchasing the Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchaser would not enter into this Agreement with the Company.

(ii) Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company represents that it has exercised reasonable care to determine the accuracy of the representation made by the Company in this paragraph.

(jj) Anti-Dilution. There are no securities or instruments issued by or to which the Company is a party as of the date hereof or as of the Closing containing anti-dilution or similar provisions that will be triggered by the issuance of shares of Common Stock in connection with the Offering or pursuant to any Other Subscription Agreements entered into in connection with the Offering.

(kk) Other Purchasers. The Company has not entered into any side letter or similar agreement with any Other Purchaser in connection with such Other Purchaser’s direct or indirect investment in the Company other than the applicable Other Subscription Agreement with such Other Purchaser. Each Other Purchaser will enter into its applicable Other Subscription Agreement and no other side letters or similar agreements with respect to its investment in the shares of Common Stock in connection with the Offering. Each Other Subscription Agreement is in the same form and contains the same terms and provisions as this Agreement.

(ll) Leased Real Property. There are no pending or, to the knowledge of the Company, any threatened condemnation proceedings, lawsuits or other Actions relating to any real property leased by the Company or any of its Subsidiaries or any of the buildings, structures and facilities located thereon (the “Leased Real Property”) or other matters affecting adversely the current use, occupancy or value thereof. The Company and its applicable Subsidiaries enjoy quiet possession under all leases for each parcel of Leased Real Property (each, a “Lease”) and no Leased Real Property under any such Lease is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation, as might, in any material respect, interfere with or impair the present and continued use thereof by the Company or its Subsidiaries in the usual and normal conduct of the business of the Company and its Subsidiaries.

(mm) Material Contracts. Each Material Contract (as defined below) is the legal, valid and binding obligation of the Company or one of its Subsidiaries that is a party thereto, and is enforceable against the Company or one of its Subsidiaries, as applicable, and, to the knowledge of the Company, the counterparties, in accordance with its terms, other than, in all cases, Material Contracts that have expired, been terminated or superseded in accordance with their terms following the date hereof. Neither the Company or any of its Subsidiaries, nor to the knowledge of the Company, any counterparty, is in violation, breach or default under any such Contract or has improperly terminated, revoked or accelerated any Material Contract and no event or condition exists or has occurred which, with the giving of notice or the lapse of time or both, would, under any Material Contract, (A) constitute a breach or default by the Company or any of its Subsidiaries, or to the knowledge of the Company, a counterparty, (B) give to the counterparty any rights of termination, acceleration or cancellation of, (C) result in any obligation imposed on the Company or any of its Subsidiaries thereunder or a loss of a benefit in favor of the Company or any of its Subsidiaries thereunder, (D) allow the imposition of any fees or penalties on the Company or any of its Subsidiaries thereunder, require the offering or making of any payment or redemption by the Company or any of its Subsidiaries thereunder or (E) give rise to any increased, guaranteed, accelerated or additional rights or entitlements to the counterparty thereunder, in each case, except for (i) such breaches, defaults and events which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect , and (ii) any Material Contracts that will expire or terminate in accordance with their terms in connection with or as contemplated by or directly related to the Merger Agreement and the transactions contemplated thereby, including to the extent applicable, Contracts with the stockholders or investors of the Company or any of its Subsidiaries, indemnification agreements with each of their respective directors or officers, employment, consulting agreements or equity award agreements with each of their employees or other service providers. None of the Company or any of its Subsidiaries has received any written notice of the intention of any person to terminate, fail to renew or materially and adversely modify any Material Contract.

As used herein, “Material Contract” means any written or oral agreement, contract, commitment, arrangement, subcontract, license, sublicense, lease, sublease, sales order, purchase order, indenture, mortgage, note, bond, letter of credit, warrant, instrument, obligation, or understanding (collectively, including all amendments, supplements and modifications thereto, “Contracts”) to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or businesses are bound:

(i) that is, or will be, required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act;

(ii) that contains an exclusivity clause that restricts the Company or any of its Subsidiaries or a covenant not to compete in any line of business with any person in any geographical area that restricts the Company or any of its Subsidiaries or that otherwise restricts the Company or any of its Subsidiaries from freely providing products or services to any customer or potential customer, or that restricts the right of the Company or any of its Subsidiaries to sell to or purchase from any other person;

(iii) that relates to the acquisition or disposition of any business (whether by merger, sale of stock or assets or otherwise) at any time since the Lookback Date, other than those related to the Company’s efforts to seek the acquisition of an operating company prior to the acquisition of Matternet;

(iv) that is with any Related Person (as defined pursuant to Item 404(a) of Regulation S-K under the Securities Act) of the Company or any of its Subsidiaries;

(v) that grants to the counterparty a right of first refusal, first offer or first negotiation outside of the ordinary course of business of the Company, except for any such preemptive or similar rights in favor of the equity holders of Matternet that will be terminated or extinguished in connection with the Merger; or

(vi) that grants the other party or any third party “most favored nation” status or any similar rights.

(nn) Employee Benefits.

(i) “Benefit Plan” means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company is the owner, the beneficiary, or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, arrangement or agreement, whether written or oral, including, without limitation, any (A) “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”) or (B) other employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), which the Company or any of its Subsidiaries sponsors or maintains for the benefit of its current or former officers, directors, employees, leased employees, consultants or agents (or their respective beneficiaries), or with respect to which the Company or any of its Subsidiaries has, or could reasonably be expected to have, any direct or indirect present or future liability.

(ii) Each Benefit Plan has been established, maintained and operated in all material respects in accordance with its terms and in compliance with all applicable provisions of applicable Laws, including Section 409A of the Code and the regulations and other guidance issued thereunder, in each case, except as has not been and would not reasonably be expected to have, a Material Adverse Effect. There are no investigations by any Governmental Authority, termination proceedings or other claims (except routine claims for benefits payable under the Benefit Plans) or Actions pending in writing (or to the Company’s knowledge, orally) against any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan that would reasonably be expected to give rise to any material liability. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Benefit Plan. No Benefit Plan is (A) subject to Section 412 of the Code, Title IV of ERISA or Section 302 of ERISA (including a “multiemployer” plan within the meaning of Section 3(37) of ERISA), (B) a “multiple employer plan” as defined in Section 413(c) of the Code, or (C) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Benefit Plan is subject to the Laws of any jurisdiction other than the United States.

(iii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall, in connection with any other event(s), (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (iv) limit the right to merge, amend or terminate any Benefit Plan (except any limitations imposed by applicable Law, if any), or (v) give rise to any “excess parachute payment” as defined in Section 280G(b)(l) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(oo) Sanctions. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region and the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, and Syria (collectively, “Sanctioned Countries”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. Since the Lookback Date, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

4. Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company, as of the date hereof and as of the applicable Closing Date, the following:

(a) The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Shares and the tax consequences of the investment. The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies and is able to bear the economic risks of the investment for an indefinite period of time and has no need for liquidity of the investment in the Shares. The Purchaser can afford the loss of his, her or its entire investment.

(b) The Purchaser is acquiring the Shares for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering and sale of the Shares have not been registered under the Securities Act or any state securities Laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities Laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares, other than with respect to an Affiliate of the Purchaser. By making the representations herein, the Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to, subject to any other written agreement to the contrary, assign, transfer or otherwise dispose of any of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser understands and acknowledges that the Offering of the Shares will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Shares to the Purchaser as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by the Purchaser, and Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. If the Purchaser is, with respect to the Company, (i) a predecessor of the Company; (ii) an affiliated issuer; (iii) a director, executive officer, other officer participating in the offering, general partner or managing member of the Company; (iv) any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; (v) any promoter connected with the Company in any capacity at the time of such sale; (vi) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Offering; (vii) any general partner or managing member of any such investment manager or solicitor; or (viii) any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor (each such category, a “Covered Person”), the Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(c) The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity is duly organized, validly existing and in good standing under the Laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of applicable Law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that he, she or it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound, except for any violation or conflict that, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the other Transaction Documents or to consummate any transactions contemplated hereby or thereby.

(d) The Purchaser understands that the Shares are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Shares to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

(e) The Purchaser understands that, other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register the Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Shares. The Purchaser understands that no public market exists for the Company’s Common Stock and that there can be no assurance that any public market for the Common Stock will exist or continue to exist. The Common Stock is not approved for quotation on either the OTCQX Best Market or OTCQB Venture Market of the OTC Markets Group, Inc. or any other quotation system or listed on any exchange.

(f) The Purchaser has received, reviewed and understood the information about the Company, including all Disclosure Materials provided to it by the Company and/or a Placement Agent (at the Company’s direction), and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. However, neither any such review or inquiries, nor any due diligence investigation conducted by the Purchaser or any of the Purchaser’s professional advisors, nor anything else contained herein, including, without limitation, discussions and presentations made by or on behalf of the Company to the Purchaser and any “road show” presentation, shall modify, limit or otherwise affect Purchaser’s right to rely on the Company’s and its Subsidiaries’ representations, warranties, covenants and agreements contained in this Agreement, the Merger Agreement or any of the other Transactions Documents and on the information contained in the Disclosure Materials. The Purchaser understands that such discussions, as well as any Disclosure Materials provided by the Company and/or a Placement Agent (at the Company’s direction), were intended to describe the aspects of the Company’s business and prospects and the Offering which the Company believes to be material and, except as expressly set forth in this Agreement (as modified or qualified by the disclosures on the Disclosure Schedule or, except in the case of the Company Fundamental Representations, in the Delivered Super 8-K (excluding any disclosures contained under the heading “Risk Factors,” any disclosures of risks included in any “forward looking statements” or disclosures that are cautionary, predictive or forward-looking in nature)), the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by or on behalf of any entity other than the Company and its Subsidiaries. Some of such information may include projections as to the future performance of the Company, which projections are made by the Company in good faith but are subject to numerous uncertainties outside the Company’s control and may not be realized, actual results may differ substantially from those set forth in the projections, may be based on assumptions which may not prove to be correct and may be subject to numerous factors beyond the Company’s control. The Purchaser acknowledges that he, she or it is not relying upon any person or entity, other than the Company and its Subsidiaries and its and their officers and directors, in making its investment or decision to invest in the Company. In entering into this Agreement, the Purchaser has not relied on any oral or, except as otherwise expressly set forth in the Transaction Documents or the Disclosure Materials, written information provided by the Company, Matternet or any Placement Agent, or by their respective affiliates, agents, employees, representatives or trustees, or by any other agent or broker. No agent, employee or representative of the Company, Matternet or any Placement Agent, nor other agent or broker, has been authorized to make, and the Purchaser has not relied on, any statements other than those expressly set forth in the Transaction Documents or the Disclosure Materials. Without limiting or derogating from Section 3(ff), the Purchaser understands and represents that he, she or it is purchasing the Shares notwithstanding the fact that the Company may disclose in the future certain material information the Purchaser has not received that is not required to be disclosed in the Super 8-K, including (without limitation) financial statements of the Company and/or Matternet for the current fiscal period, and any subsequent period financial statements that will be filed with the SEC, that he, she or it is not relying on any such information in connection with his, her or its purchase of the Shares. Each Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to his, her or its acquisition of the Shares.

(g) The Purchaser acknowledges that neither the Company nor any Placement Agent is acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and that no investment advice has been given by the Company, any Placement Agent or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and the Purchaser’s representatives (if any).

(h) As of the applicable Closing, all actions on the part of the Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

(i) The Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in the Purchaser, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser (A) agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders and (B) consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Shares. The Purchaser further acknowledges that neither the Purchaser nor any of the Purchaser’s Affiliates or agents will have any claim against the Company or Matternet for any form of damages as a result of any of the foregoing actions.

(j) If the Purchaser is an Affiliate of a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

(k) The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has considered the risk factors in the Delivered Super 8-K before deciding to invest in the Shares.

(l) The Purchaser is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

(m) The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

(n) Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales (as defined below), of the securities of the Company during the period commencing at the time the Purchaser was first contacted by the Company or any other individual or entity representing the Company (including a Placement Agent) regarding the transactions contemplated hereunder. Notwithstanding the foregoing, in the case of the Purchaser being a multi-managed investment vehicle, whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers do not communicate or share information with, and have no direct knowledge of the investment decisions made by, the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above in this Section 4(n) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other individuals or entities party to this Agreement, or to the Purchaser’s representatives, agents or advisors, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(o) The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Shares and other activities with respect to the Shares by the Purchaser, and will comply with such anti-manipulation rules of Regulation M.

(p) All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company or a Placement Agent for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Purchaser’s purchase of the Shares, the Purchaser will promptly furnish revised or corrected information to the Company.

(q) The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, the Purchaser has relied, is relying and will rely solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

(r) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the observance in all material respects of the Laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other Laws of the Purchaser’s jurisdiction.

(s) The Purchaser represents that it is not a “foreign person” for purposes of Section 721 of the Defense Production Act of 1950 (as amended) or the rules or regulations promulgated thereunder (including 31 C.F.R. Part 800 and 31 C.F.R. part 801); provided, however, that if the Purchaser is a “foreign person” for such purposes, it agrees that it will not (i) obtain any control rights over the Company, including the ability to determine, direct, or decide important matters affecting the Company; (ii) have access to any material nonpublic technical information in the possession of the company; (iii) obtain membership or observer rights on the Board or the right to nominate an individual to a position on the Board; or (iv) have any involvement, other than through voting of shares, in substantive decision making of the Company regarding the use, development, acquisition or release of the Company’s technology.

(t) (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (i) is responsible for the decision to invest in the Company; (ii) is independent of the Company or any of its Affiliates; (iii) is qualified to make such investment decision; and (iv) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its Affiliates.

(u) If the Purchaser is a Covered Person, neither the Purchaser nor, to the Purchaser’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed reasonably in advance of the applicable Closing in writing in reasonable detail to the Company.

(v) The Purchaser understands that there are substantial restrictions on the transferability of the Shares and that the certificates or book-entry positions representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

In addition, if the Purchaser is an Affiliate of the Company, certificates or book-entry positions evidencing the Shares issued to the Purchaser may bear a customary “Affiliates” legend.

Any fees (with respect to the Company’s transfer agent for the Common Stock (the “Transfer Agent”), counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

Upon the receipt by the Company of a request from Purchaser and subject to receipt by the Company and its Transfer Agent from the Purchaser of customary representations and other customary documentation reasonably required by the Transfer Agent in connection therewith, the Company shall be obligated to promptly reissue unlegended certificates or book entry positions at such time as the securities evidenced by such book entry positions (x) are sold pursuant to Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied, provided that Rule 144 or such other applicable exemption is available and, if the Transfer Agent requires an opinion, the Company shall cause its legal counsel to deliver an opinion in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act or (y) are sold pursuant to an effective resale registration statement under the Securities Act, provided that if the Transfer Agent requires an opinion, the Company shall cause its legal counsel to deliver an opinion in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, or (z) are covered by an effective resale registration statement under the Securities Act and are Legend Removal Shares (as defined in the next sentence). If a resale registration statement under the Securities Act covering the Shares becomes effective, then the Company shall cause legal counsel to the Company, at the Company’s expense: (a) to issue to the Transfer Agent for the Common Stock, within one (1) Trading Day after the effective date thereof, a “blanket” legal opinion in customary form to the effect that the Shares covered by the Registration Statement (as defined in the Registration Rights Agreement) have been registered for resale under the Securities Act and, if such counsel has received a signed certificate in the form attached as Exhibit B to the Registration Rights Agreement (a “Legend Removal Certificate”) from the holder of the Shares, (subject to the assumption by such counsel that such holder complies with the covenants set forth in such signed certificate) may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 (“Legend Removal Shares”), or, otherwise, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 upon resale pursuant to such registration statement; and (b) promptly to amend such opinion to cause the Shares to be Legend Removal Shares after later receipt of a Legend Removal Certificate from the holder. Under the foregoing circumstances, the Company shall direct its Transfer Agent to issue unlegended shares, in the case of clause (x) above, within one (1) Trading Day after the Transfer Agent’s receipt of such opinion or, in the case of clause (y) above, within one (1) Trading Day after the Transfer Agent’s receipt of such legal opinion with respect to Legend Removal Shares or otherwise within one (1) Trading Day after the Transfer Agent’s receipt of evidence in customary form that the Shares have been sold pursuant to an effective resale registration statement under the Securities Act, in either case via DWAC or as otherwise requested by the holder.

(w) If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement.

(x) The Purchaser understands that (i) the Company prior to the Merger will have been a “shell company” as defined in Rule 12b-2 under the Exchange Act, and that upon filing with the SEC of the Super 8-K reporting the consummation of the Merger and related transactions and the transactions contemplated by this Agreement, and otherwise containing “Form 10 information” discussed below, the Company will reflect therein that it is no longer a shell company; and (ii) pursuant to Rule 144(i), securities issued by a current or former shell company (including the Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one (1) year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve (12) months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8- K reports. As a result, the restrictive legends on certificates or book-entry positions for the Shares cannot be removed except in connection with (i) an actual sale meeting the foregoing requirements or (ii) pursuant to an effective registration statement.

(y) The Purchaser, if and to the extent that it purchases Shares in any Subsequent Closing, represents that it (i)(A) has a substantive, pre-existing relationship with the Company or (B) had direct contact by the Company or a Placement Agent outside of the Offering, and (ii) did not contact the Company or a Placement Agent or become interested in the Offering as a result of reading or otherwise being aware of the Super 8-K or any press release or any other public disclosure disclosing the terms of the Offering.

(z) To effectuate the terms and provisions hereof, the Purchaser hereby appoints each of the Placement Agents as its attorney-in-fact for the purpose of carrying out the provisions of the Escrow Agreement, including, without limitation, taking any action on behalf of, or at the instruction of, the Purchaser and executing any release notices required under the Escrow Agreement and taking any action and executing any instrument that a Placement Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof, in each case, subject to and in accordance with the terms of this Agreement and the Escrow Agreement. All lawful acts done under the foregoing authorization are hereby ratified and approved, and no Placement Agent nor any designee nor agent thereof shall be liable in connection therewith for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of fraud, gross negligence or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable while the Escrow Agreement remains in effect.

5. Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Shares and deliver the Shares to the Purchaser and to consummate the other transactions contemplated hereby at the Initial Closing and, if applicable, a Subsequent Closing, shall be subject to the satisfaction or written waiver by the Company (in whole or in part) of the following conditions, to the extent such condition can be waived, in its sole discretion, on or prior to the Initial Closing Date and each Subsequent Closing Date, as applicable (provided that any waiver by the Company of the condition set forth in Section 5(f) shall require the prior written consent of the Purchaser):

(a) Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the Purchase Price for the number of Shares being purchased by the Purchaser at the Initial Closing and, if applicable, a Subsequent Closing.

(b) Receipt of Executed Transaction Documents. The Purchaser shall have executed and delivered to the Company the Omnibus Signature Page, Accredited Investor Certification, the Purchaser Profile and the Anti-Money Laundering Information Form.

(c) Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all respects as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date), except for the failure of any such representation or warranty to be so true and correct as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

(d) Performance. The Purchaser shall have performed or complied with in all material respects all obligations and covenants herein required to be performed by the Purchaser on or prior to the applicable Closing.

(e) Effectiveness of the Merger Transactions. The Merger and each of the other transactions contemplated by the Merger Agreement shall have been effected and consummated.

(f) Minimum Offering. In connection with the Initial Closing only, the Company shall be receiving gross proceeds from the Offering (before deducting the Cash Fee or any other fees or expenses related to the Offering) equal to or greater than the Minimum Offering Amount (inclusive of any shares of Common Stock that may be purchased in the Offering by the Placement Agents).

(g) Qualifications. All Authorizations of, or notices to, any Governmental Authority that are required in connection with the transactions contemplated by this Agreement, including the lawful issuance and sale of the Shares pursuant to this Agreement at each Closing, except for blue sky law notifications that may be properly submitted after such Closing and filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D, which may be filed no later than fifteen (15) calendar days after the “date of first sale” in the Offering.

6. Conditions to Purchaser’s Obligations at the Applicable Closing. The Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares to be issued to the Purchaser hereunder at the Initial Closing and, if applicable, a Subsequent Closing, and to consummate the other transactions contemplated hereby, shall be subject to the satisfaction by the Company or written waiver by the Purchaser (in whole or in part) of the following conditions, to the extent such condition can be waived, in its sole discretion, on or prior to the Initial Closing Date and each Subsequent Closing Date, as applicable:

(a) Representations and Warranties. (i) The representations and warranties made by the Company (as modified by the disclosures on the Disclosure Schedule or in the Delivered Super 8-K (excluding any disclosures that (whether contained under the heading “Risk Factors,” in any “forward- looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) set forth in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(g), 3(h), 3(i), 3(r), 3(t), 3(u), 3(v), 3(cc), 3(ee), 3(ff), 3(gg), 3(hh), 3(ii), 3(jj) and 3(ee) and 3(kk) hereof) (collectively, the “Company Fundamental Representations”) shall be true and correct in all respects as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date) and (ii) the other representations and warranties made by the Company in Section 3 shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) in all material respects as of such earlier date).

(b) Performance. The Company shall have performed or complied with in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing.

(c) Receipt of Executed Transaction Documents. The Company shall have duly executed and delivered to the Placement Agents on behalf of the Purchaser a counterpart of the Registration Rights Agreement and the Escrow Agreement.

(d) Effectiveness of the Merger Transactions. The Merger and each of the other transactions contemplated by the Merger Agreement shall have been effected and consummated.

(e) Minimum Offering. In connection with the Initial Closing only, the Company shall be receiving aggregate proceeds from the Offering (before deducting the Cash Fee or any other fees or expenses related to the Offering) equal to or greater than the Minimum Offering Amount (inclusive of any shares of Common Stock that may be purchased in the Offering by the Placement Agents).

(f) EIP and ESPP. The Board and the stockholders of the Company shall have duly adopted( i) the EIP and (ii) the ESPP, each as described in Recital D above.

(g) Officer’s Certificate. At each applicable Closing, an executive officer of the Company shall have duly executed and delivered or caused to be delivered to the Placement Agents a certificate addressed to the Purchaser and the Placement Agents certifying as to the satisfaction of the conditions set forth in Section 6(a) and Section 6(b) as of the applicable Closing Date.

(h) Secretary’s Certificate. At the Initial Closing Date, the Company shall have delivered to the Placement Agents a certificate, validly executed by the Secretary of the Company certifying as to (i) true, correct and complete copies of its certificate of incorporation and bylaws, each as amended and in effect after the Merger; (ii) the valid adoption of resolutions of the Board (whereby this Agreement, the Offering and the transactions contemplated hereunder were unanimously approved by the Board); and (iii) a good standing certificate from the Secretary of State of the State of Delaware dated within five (5) Business Days prior to the Initial Closing Date.

(i) Good Standing. The Company and each of its Subsidiaries shall be a corporation or other business entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation.

(j) Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(k) Delivery of Super 8-K and Merger Agreement. The Company shall have delivered to the Purchaser, at least three (3) Business Days prior to the Closing, (A) (1) in the case of Purchasers participating in the Initial Closing, a substantially complete draft of the Current Report on Form 8-K describing the Merger, the Offering and the related transactions, including “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act) (the “Draft Super 8-K”), or (2) in the case of Purchasers participating in any subsequent Closing, the Current Report on Form 8-K describing the Merger, the Offering and the related transactions, including “Form 10 information” as filed by the Company with the SEC within four (4) Business Days after the closing of the Merger and the Initial Closing of the Offering (which shall be substantially identical to the Draft Super 8-K) (the “Super 8-K”), including any audited and interim unaudited financial statements of Matternet and pro forma financial information reflecting the Merger, as required by Item 9.01 of the Current Report on Form 8-K (the Draft Super 8-K or Super 8-K, as the case may be, so delivered to the Purchaser, the “Delivered Super 8-K”), (B) upon request of the Purchaser a copy of any exhibit to the Delivered Super 8-K or the Super 8-K, as applicable (in the form filed or intended to be filed with the SEC), and (C) a substantially final draft of the Merger Agreement and each other material transaction document contemplated by or related to the Merger Agreement, including the disclosure schedules thereto. For the avoidance of doubt, after the Initial Closing such delivery shall be deemed to have been effected to the extent such document has been filed with the SEC pursuant to its Electronic Data Gathering and Retrieval System.

(l) Legal Opinion. Cooley LLP (“Cooley”), legal counsel for Matternet, shall deliver an opinion addressed to the Purchaser and the Placement Agents, dated as of the applicable Closing Date, in form and substance mutually acceptable to Cooley and the Placement Agents.

(m) Lock-Ups. The Placement Agents shall have received the Lock-Up Agreements duly executed by each Restricted Holder.

(n) Compliance with Laws. The transactions contemplated by this Agreement and the other Transaction Documents, including the sale and issuance of the Shares in the Offering, shall be legally permitted by all Laws and regulations to which the Company is subject or which are otherwise applicable to the transactions contemplated by the Transaction Documents.

(o) Qualifications. All Authorizations of, or notices to, any Governmental Authority that are required in connection with the transactions contemplated by this Agreement, including the lawful issuance and sale of the Shares pursuant to this Agreement at each Closing, shall have been delivered or obtained and effective as of such Closing except for Blue Sky law notifications that may be properly submitted after such Closing and filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D which may be filed no later than fifteen (15) calendar days after the “date of first sale” in the Offering.

(p) No Material Adverse Effect. There shall have been no Material Adverse Effect.

7. Indemnification.

(a) In addition to the indemnity provided to the Purchaser in the applicable Registration Rights Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, and its and their respective directors, officers, stockholders, equity holders, members, managers, partners, investment advisers, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, equity holders, members, managers, partners, investment advisers, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees, charges, Taxes, judgements, fines, penalties and expenses whatsoever (including, but not limited to, amounts paid in settlement and any and all out-of- pocket expenses, including attorneys’ fees and expenses, incurred in investigating, preparing or defending against any litigation commenced or threatened) (collectively, “Indemnified Liabilities”) arising out of or relating to: (i) the inaccuracy, violation or breach of any of the Company’s representations or warranties made in Section 3 of this Agreement; (ii) any breach or failure to perform by the Company of any of its covenants and obligations contained herein or (iii) any Action brought or made against such Purchaser Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of, relating to or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, the Merger Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, including the issuance of the Shares and the Merger, or (B) the status of the Purchaser merely as a shareholder of the Company pursuant to the transactions contemplated hereby or by the other Transaction Documents. To the extent that the foregoing undertaking by the Company may be determined by a court of competent jurisdiction to be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser hereunder, except in the case of fraud. The Purchaser Indemnitees are intended third party beneficiaries of the provisions of this Section 7, entitled to enforce such provisions as if directly party to this Agreement.

(b) The Company shall have the right to control the investigation and defense of any Action for which a Purchaser Indemnitee may be entitled to indemnification hereunder with counsel reasonably satisfactory to such Purchaser Indemnitee, at the sole cost and expense of the Company, upon written notice to the applicable Purchaser Indemnitee; provided, that (i) such notice contains confirmation that the Company has agreed to indemnify the Purchaser Indemnitee (subject to the limitations on indemnification set forth herein) for the Indemnified Liabilities arising out of, relating to or resulting from such Action and (ii) the Company shall not be entitled to assume or control the investigation and defense, if (A) such claim seeks non-monetary, equitable or injunctive relief or alleges any violation of criminal Law or (B) the Company is also a party and the Purchaser Indemnitee determines in good faith after consultation with counsel that there may be one or more legal defenses available to such Purchaser Indemnitee that are different or additional to those available to the Company. If the Company assumes the investigation and defense of such Action in accordance herewith, the Purchaser Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the investigation and defense of such Action.

(c) Notwithstanding anything to the contrary herein, without the prior written consent of the Purchaser Indemnitee, the Company shall not, and shall not cause or permit any of its Subsidiaries or its or their respective Related Parties to, negotiate, consent to or enter into any settlement, or consent to the entry of any judgment, with respect to any Action for which such Purchaser Indemnitee may be entitled to indemnification hereunder, unless such settlement (i) includes an unconditional release of such Purchaser Indemnitee from all liability arising out of such proceeding, (ii) does not require any admission of wrongdoing or failure to act by any Purchaser Indemnitee, and (iii) does not obligate or require any Purchaser Indemnitee to take, or refrain from taking, any action.

(d) The Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, other than (i) for Actions seeking specific performance of the obligations under this Agreement; or (ii) in the case of a breach or violation of this Agreement by the Company which has resulted from either (A) intentional fraud or (B) a willful and intentional act or a willful and intentional failure to act in either case with actual knowledge that the act or failure to act constituted or would result in a breach or violation, in each case, the sole and exclusive remedy of the Purchaser and the Purchaser Indemnitees with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions (including the limitations thereof) set forth in this Section 7.

8. Revocability; Binding Effect. The subscription hereunder may be revoked, in whole or in part, prior to the Initial Closing or any Subsequent Closing, as applicable, in the sole discretion of the Purchaser, for any reason or no reason, provided that written notice of revocation is sent and is received by the Company or a Placement Agent at least two (2) Business Days prior to the Initial Closing Date or the applicable Subsequent Closing Date, as applicable. The Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

9. Miscellaneous.

(a) Use of Proceeds. The net proceeds to the Company from the Minimum Offering Amount and from the Maximum Offering Amount are estimated to be approximately $17 million and $26 million, respectively, after deducting estimated Placement Agents’ Cash Fees and accounting, audit, legal, and other offering expenses payable by the Company (assuming no exercise of the Over-Subscription Option). The Company currently intends to use the net proceeds from the Offering (i) to immediately retire its outstanding indebtedness, in the amount of approximately $4,175,000, and (ii) for operating expenses, capital expenditures, working capital, and other general corporate purposes. These uses are expected to include the commercial deployment of Matternet’s M3 drone platform, expansion of its active drone fleet and related launch, landing, and operational infrastructure, geographic expansion into additional domestic and international markets, and increased headcount to support engineering, flight operations, regulatory compliance, and commercial partnerships. The proceeds will also support investments in software, autonomy, and systems required to scale delivery volumes over time. Pending such uses, the Company intends to invest the net proceeds in short-term, interest-bearing instruments consistent with its investment policy.

(b) Modification. Prior to the Initial Closing, this Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the Purchaser. Following the Initial Closing, this Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the Purchasers that hold at least a majority of the outstanding Shares and Other Shares (the “Requisite Holders”); provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to the Purchaser without the written consent of the Purchaser if such amendment or waiver materially and adversely affects the rights of the Purchaser under this Agreement in a manner that is different than the Other Purchasers. Any amendment, modification or waiver effected in accordance with this Section 9(b) shall be binding upon the Purchaser and its successors and assigns and the Company and its successors and assigns.

(c) Third-Party Beneficiary. Each Placement Agent shall be an express third party beneficiary of the representations and warranties of the Company included in Section 3 and of the Purchaser included in Section 4 of this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Section 7, this Section 9(c) and Section 9(cc).

(d) Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) when sent, if by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e- mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(i) if to the Company, at

Matternet, Inc.

355 Ravendale Dr.

Mountain View, CA 94043

Attention: Andreas Raptopoulos

with copies (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, NY 10036

Attention: Barrett S. DiPaolo

and

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: John T. McKenna; or

(ii) if to the Purchaser, at the address set forth on each such Omnibus Signature Page hereof( or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).

(e) Assignability. This Agreement is binding upon, and is enforceable by, each of the Company and the Purchaser and their respective successors and permitted assigns. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser other than an assignment of the rights, interests and obligations hereunder in connection with any transfer of the Shares by a Purchaser to a Permitted Assignee (as such term is defined in the Registration Rights Agreement). Notwithstanding the foregoing, the Purchaser may assign its rights and obligations under this Agreement to one or more of its Affiliates or, with the Company’s prior written consent, to another person, in either case that is an accredited investor as defined in Rule 501 of Regulation D; provided, that no such assignment shall relieve the Purchaser of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief. For the avoidance of doubt, nothing in this Section 9(e) is intended to, or shall have the effect of, restricting or otherwise impairing any transfer of the Shares by the Purchaser. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Company.

(f) Applicable Law. This Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the internal Laws of the State of New York, without reference to the principles thereof relating to the conflict of Laws to the extent they would result in the application of the Laws of any other jurisdiction. Any claim, dispute or litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby shall be brought and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, and the appellate courts therefrom, in each case sitting in New York County, New York. Each party irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such party’s address set forth in Section 9(d), such service to become effective ten (10) days after such mailing.

(g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(h) Form D; Blue Sky Qualification. The Company shall timely file a Form D with respect to the Shares and provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at such Closing under applicable securities or “blue sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

(i) Rules of Construction. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

(j) Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, “poison pill” (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Shares or any other securities of the Company under this Agreement or under any other agreement between the Company and the Purchaser.

(k) Securities Law Disclosure; Publicity. By 9:00 a.m., New York City time, on the trading day immediately following the Initial Closing, the Company shall issue a press release disclosing all material terms of the Offering. The Company will also file the Super 8-K (and including as exhibits to such Super 8-K, the material Transaction Documents (including, without limitation, this Agreement, the Merger Agreement and the Registration Rights Agreement)), in each case without redaction and including all schedules, exhibits and appendices, except as permitted by applicable SEC rules and instructions and provided that any redaction or schedule, exhibit or appendix not so filed in reliance on such rules and instructions shall not contain any material non-public information, as soon as practicable following the Initial Closing Date but in no event more than four (4) Business Days following the Initial Closing Date. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency or principal trading market, without the prior written consent of the Purchaser, except (i) as required by federal securities Law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC, or (ii) in connection with a request by FINRA relating to the Form 211 to be filed by a market maker on the Company’s behalf, or (iii) to the extent such disclosure is required by applicable Law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall to the extent legally permissible provide the Purchaser with prior written notice of such disclosure permitted under this sub-clause (ii). The Company represents and warrants that, from and after the filing of the Super 8-K, no Purchaser shall be in possession of any material, non-public information received from the Company or its Subsidiaries any of its or their respective officers, directors, employees or agents or any other person acting on its behalf in connection with the Offering that is not disclosed in the Super 8-K unless the Purchaser shall have executed a written agreement with the Company regarding the confidentiality and use of such information or is otherwise subject to confidentiality restrictions as an officer or director of the Company. The Purchaser, severally and not jointly with the Other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 9(k), the Purchaser will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions), except to the extent such disclosure is required by applicable Law and then only after providing the Company with advance notice of such disclosure to the extent legally permissible so that the Company may seek a protective order to prevent such disclosure. In addition, the Purchaser acknowledges that it is aware that United States securities laws may restrict persons who have material, non-public information about a company and are subject to a duty of trust or confidence in respect of such information from purchasing or selling any securities of such company while in possession of such information. The provisions of this Section 9(k) are in addition to and not in replacement of any other confidentiality agreement, if any, between the Company and the Purchaser.

(l) Non-Public Information. Except for information (including the terms of this Agreement and the transactions contemplated hereby) that will be disclosed in the Super 8-K and filed with the SEC, the Company has not provided, shall not provide and shall cause each of its Subsidiaries and its and their officers, directors, employees, agents and other representatives, not to, provide the Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries or any of the Company’s securities without the express prior written consent of the Purchaser. The Company understands, acknowledges and agrees that (a) the Purchaser, its Affiliates and persons acting on its or their behalf will rely on the provisions of Section 9(k) and this Section 9(l) in effecting transactions in the Shares and other securities of the Company and of other persons, and (b) notwithstanding anything to the contrary contained herein, the Purchaser shall not (nor shall any of the Purchaser’s Affiliates, attorneys, agents or representatives) have, solely as a result of this Agreement or any of the other Transaction Documents or the purchase of the Shares, any duty of trust or confidence with respect to, or any obligation not to trade in any securities while aware of, any material non-public information (i) provided by, or on behalf of, the Company, any of its Subsidiaries or any of its or their officers, directors (or equivalent persons), employees, attorneys, agents or representatives in violation of any of the representations, covenants, provisions or agreements set forth in Section 9(k) or this Section 9(l) or (ii) otherwise possessed (or continued to be possessed) by the Purchaser (or any Affiliate, agent or representative thereof) as a result of any breach or violation by the Company of any representation, covenant, provision or agreement set forth in Section 9(k) or this Section 9(l).

(m) Entire Agreement. This Agreement, together with the Registration Rights Agreement and each other Transaction Document, and all exhibits, schedules and attachments hereto and thereto, including the Disclosure Schedule and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(n) Share Certificates. The Shares issued at any Closing will not be certificated but will be represented by book-entry positions on the books of the Transfer Agent. If the Shares are subsequently certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and its Transfer Agent for any losses in connection therewith and/or, if required by such Transfer Agent, a bond in such form and amount as is reasonably required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

(o) Expenses. Except as explicitly provided otherwise in this Agreement, all parties shall bear their own fees and expenses in connection with the Offering and the Merger and any due diligence activities relating thereto. Without limiting the foregoing, the Company shall pay all Transfer Agent fees, stamp taxes and other Taxes and duties levied in connection with the sale and issuance of the Shares, and the Company shall file all necessary Tax Returns and other documentation with respect to such fees, Taxes and duties, and the Company shall pay all fees and expenses of its counsel in connection with the issuance of any opinion required by Section 4(a)(v) or Section 6(a)(l) above and of any opinion to the Transfer Agent for the removal of any legend on the Shares. The Placement Agents’ cash commission and any expenses of the Placement Agents (or any sub-agents), including fees and expenses of their legal counsel, will be paid or reimbursed as agreed by Matternet and the Company with each Placement Agent in the Placement Agent Agreement by and between the Company and such Placement Agent. All other fees and expenses relating to the Merger and the Offering, including but not limited to legal and accounting fees of Matternet, and any expenses of the Company incurred in connection with the Merger and the Offering, will be payable at each closing of the Offering from the proceeds thereof.

(p) Tax Treatment. The Merger, the Initial Closing and the Subsequent Closing, if relevant, are part of an integrated plan with mutually interdependent steps in which (a) the Matternet equity holders will be treated as contributing their Matternet equity to the Company in exchange for Common Stock pursuant to the Merger, and (b) certain investors contributed cash to the Company in exchange for Common Stock pursuant to the Offering. The Merger Parties agree to treat the Merger, together with the Initial Closing and the Subsequent Closing, if relevant, as an exchange of property to the Purchaser in exchange for stock, other property or money within the meaning of Section 351(a) of the Code (such treatment, the “Intended Tax Treatment”) and shall not take any action reasonably likely to cause such transactions not to so qualify. Each of the Merger Parties agrees to file all Tax Returns consistent with the Intended Tax Treatment, except as otherwise required by a final determination by an applicable taxing authority.

(q) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages that contain copies of an executed signature page such as in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in .pdf format shall be deemed to be their original signatures for all purposes.

(r) Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable Law, such invalid or contrary provision shall be replaced with a valid provision that as closely as possible reflects the parties’ intent with respect thereto, and invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(s) Headings. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(t) Multiple Closings. The Purchaser understands and acknowledges that there may be multiple Closings for the Offering.

(u) Additional Information; Further Assurances. The Purchaser hereby agrees to furnish the Company such other information as the Company may reasonably request prior to the applicable Closing with respect to its subscription hereunder. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party hereto may reasonably request in order to effect the transactions contemplated hereby and to accomplish the purposes of this Agreement, the satisfaction of the conditions and the consummation of the transactions contemplated hereby.

(v) Survival. The parties agree that, if the Closing occurs (i) the Company Fundamental Representations shall survive the execution and delivery of this Agreement for a period of eighteen (18) months from the Initial Closing Date and (ii) the other the representations and warranties of the Company and the representations and warranties of the Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement and the Shares for a period of one (1) year from the Initial Closing Date and the covenants and agreements contained in this Agreement (including the covenants and agreements set forth in Section 7 hereof) shall survive the Closing and delivery of the Shares in accordance with their terms or, if no term is specified, such covenants and agreements shall survive indefinitely. Notwithstanding anything herein to the contrary, in no event shall the Purchaser have any liability to the Company or to any other person in connection with the Offering other than pursuant to this Agreement.

(w) Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

(x) Public Disclosure. Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval (which may be withheld in the Company’s sole discretion), except to the extent such disclosure is required by applicable Law, request of the staff of the SEC or of any regulatory agency or by principal trading market regulations.

(y) Potential Conflicts. Each Placement Agent, its sub-agents, legal counsel to the Company, the Placement Agents or Matternet and/or their respective Affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

(z) Independent Nature of the Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of the Purchaser under this Agreement, the other Transaction Documents and any other agreements delivered in connection herewith are several and not joint with the obligations of any Other Purchaser in connection with the Offering, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser in connection with the Offering. The decision of the Purchaser to purchase Shares pursuant to this Agreement has been made by the Purchaser independently of any Other Purchaser or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any Other Purchaser or investor or by any agent or employee of any Other Purchaser or investor, and neither the Purchaser nor any of its agents or employees shall have any liability to any Other Purchaser or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchaser is in any way acting in concert or as a group with any Other Purchaser in connection with the Offering with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document or any Other Subscription Agreement. Except as specifically set forth herein, the Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other party to be joined as an additional party in any proceeding for such purpose.

(aa) Waiver of Conflicts. Each party to this Agreement acknowledges that each of Sichenzia Ross Ference Carmel LLP (“SRFC”), counsel to the Company prior to the Merger, Cooley, counsel to Matternet prior to the Merger and to the Company after the Merger, and McGuireWoods LLP (“McGuireWoods”), counsel to the Placement Agents, may have in the past performed and may continue to or in the future perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that SRFC, Cooley and McGuireWoods represented the Company, Matternet and the Placement Agents, respectively, in the transaction contemplated by this Agreement and have not represented any individual Purchaser in connection with such transaction; and (c) gives its informed consent to SRFC’s, Cooley’s, and McGuireWoods’ representation of certain of the Purchasers in unrelated matters and to SRFC’s, Cooley’s and McGuireWoods’ representation of the Company, Matternet and the Placement Agents, respectively, in connection with this Agreement and the transactions contemplated hereby.

(bb) Adjustments. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of Shares or the Per Share Purchase Price (or other price per share of Common Stock) shall be deemed to be amended to appropriately account for such event.

(cc) Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party hereto shall be entitled to protective orders, injunctive relief and other remedies available at Law or in equity (including, without limitation, seeking specific performance or rescission of purchases, sales and other transfers). The parties hereto agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the Purchaser or the Company, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the Purchaser and the Company, as applicable, under this Agreement all in accordance with the terms of this Section 9(cc). Neither the Purchaser nor the Company, as applicable, shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, all in accordance with the terms of this Section 9(cc).

(dd) Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or in any other Transaction Document, and notwithstanding the fact that the Purchaser may be partnerships or limited liability companies, the Company hereto covenants, agrees and acknowledges that no recourse under this Agreement or any Transaction Document shall be had against any the Purchaser’s future, present or former Affiliates, or the Purchaser’s or its Affiliates’ respective future, present or former officers, directors, managers, employees, partners, investment advisers, equity holders, controlling persons, members, agents, attorneys, representatives, successors or permitted assigns (the “Purchaser Parties”) (other than the Purchaser and its successors and Permitted Assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Purchaser Parties, as such, for any obligation or liability of any party under this Agreement or any other Transaction Document for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 9(dd) shall relieve or otherwise limit the liability of the Purchaser or any of its successors or Permitted Assignees, for any breach or violation of its obligations under such agreements, documents or instruments. The liability limitation provision in this Section 9(dd) shall survive termination of this Agreement. The Purchaser Parties are intended third party beneficiaries of the provisions of this Section 9(dd), entitled to enforce such provisions as if directly party to this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the date first written above.

LOS ALTOS VENTURES CORP.
(to be renamed “Matternet, Inc.” upon consummation of the Merger)

By:
	Name:	Ian Jacobs
	Title:	President and Chief Executive Officer

LOS ALTOS VENTURES CORP. (to be renamed “MATTERNET, INC.”)

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of                         1 , 2026 (the “Subscription Agreement”), between the undersigned, Los Altos Ventures Corp. (to be renamed “Matternet, Inc.”, a Delaware corporation (the “Company”), and the other parties thereto, in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in the form furnished to the undersigned, and (iii) purchase the Shares of the Company’s securities as set forth in the Subscription Agreement and below, hereby agrees to purchase such Shares from the Company and further agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby confirms that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes the Subscription Agreement and the Registration Rights Agreement.

Dated: ____________________, 2026

	×	$3.00	=	$
Number of Shares		Purchase Price per Share		Total Purchase Price

PURCHASER (individual)	PURCHASER (entity)

Signature	Name of Entity

By:
Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

[1]	Will reflect the Closing Date. Not to be completed by Subscriber.